As filed with the Securities and Exchange Commission on October 11, 2005

Registration No. 333 -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	93-0621989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124-5793
(503) 726-7500

(Address of Principal Executive Offices)

1995 Stock Incentive Plan, as
amended

Employee Share Purchase Plan,
as amended

(Full title of the plan)

Vahé A. Sarkissian

Chief Executive Officer, President and Chairman of the Board of Directors

FEI Company

5350 NE Dawson Creek Drive

Hillsboro, Oregon 97124-5793
(503) 726-7500

(Name and , address of agent for service)

Copies to:

Bradley J. Thies	N. Anthony Jeffries
FEI Company	Wilson Sonsini Goodrich & Rosati
5350 NE Dawson Creek Drive	Professional Corporation
Hillsboro, Oregon 97124-5793	650 Page Mill Road
(503) 726-7500	Palo Alto, California 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
1995 Stock Incentive Plan, as amended	1,000,000 shares	$19.03(2)	$19,030,000(2)	$2,240
Employee Share Purchase Plan, as amended	500,000 shares	$19.03(2)	$9,515,000(2)	$1,120
Total	1,500,000 shares			$3,360

(1)          This registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)          The proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act of 1933 to be equal to $19.03 per share, the average of the high and low price of the registrant’s common stock as reported on The Nasdaq Stock Market on October 6, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference

The following documents have been filed by FEI Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

1.                                       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 14, 2005.

2.                                       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2005, filed with the Commission on May 13, 2005.

3.                                       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005, filed with the Commission on August 12, 2005.

4.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on August 8, 2005.

5.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on August 3, 2005.

6.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on July 27, 2005.

7.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on July 11, 2005.

8.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2005.

9.                                       The Registrant’s Current Report on Form 8-K filed with the Commission on May 25, 2005.

10.                                 The Registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2005.

11.                                 The Registrant’s Current Report on Form 8-K filed with the Commission on April 26, 2005.

12.                                 The Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2005.

13.                                 The description of authorized capital stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                   Description of Securities

Not applicable.

Item 5.                                   Interests of Named Experts and Counsel

Not applicable.

Item 6.                                   Indemnification of Directors and Officers

Our articles and bylaws provide that we will indemnify to the fullest extent not prohibited by law any current or former officer or director. The Oregon Business Corporation Act (the “OBCA”) permits corporations to indemnify directors in certain circumstances, prohibits corporations from indemnifying directors in other circumstances and requires corporations to indemnify officers and directors in yet other circumstances.

Section 60.391 of the OBCA permits corporations to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

a)              The conduct of the individual was in good faith;

b)             The individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and

c)              In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of (b) above. Furthermore, the termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described herein. Indemnification permitted under Section 60.397 of the OBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 60.397 of the OBCA prohibits corporations from indemnifying a director:

a)              In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

b)             In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 60.394 of the OBCA requires corporations to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because of being an officer or director of the corporation against reasonable expenses incurred by the officer or director in connection with the proceeding.

Because the limits of permissible indemnification under the OBCA are not clearly defined, our articles and bylaws may provide for broader indemnification than that described in the OBCA. Our articles and bylaws provide that we shall indemnify to the fullest extent not prohibited by law any current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that, at the written request of the director of officer, we may pay in advance the expenses incurred by such director or officer in any proceeding, if the director or officer:

a)              Furnishes the corporation a written affirmation of such person’s good faith belief that such person is entitled to be indemnified by the corporation; and

b)             Furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation.

Such advances shall be made without regard to the person’s ability to repay such expenses and without regard to whether the person ultimately is entitled to indemnification under our bylaws or otherwise.

We also maintain insurance for the protection of our directors and officers against any liability asserted against such individuals in their official capacities. The rights of indemnification described in our articles and bylaws are not exclusive of any other rights of indemnification to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise and as to action in another capacity while holding such office.

Item 7.                                   Exemption From Registration Claimed

Not applicable.

Item 8.                                   Exhibits

Exhibit Number	Document

4.1	1995 Stock Incentive Plan, as amended, previously filed as Exhibit 10.1 to the Form 8-K filed on May 25, 2005, and incorporated herein by reference.
4.2	Employee Share Purchase Plan, as amended, previously filed as Exhibit 10.2 to the Form 8-K filed on May 25, 2005, and incorporated herein by reference.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-5 of this Form S-8).

Item 9.                                   Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6 of Part II of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hillsboro, state of Oregon, on September 30, 2005.

FEI Company

/s/ Vahé A. Sarkissian
Vahé A. Sarkissian
Chief Executive Officer, President and
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Vahé A. Sarkissian, Raymond A. Link and Bradley J. Thies, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vahé A. Sarkissian	Chief Executive Officer, President and Chairman of the Board of Directors	September 30, 2005
Vahé A. Sarkissian	(principal executive officer)

/s/ Raymond A. Link	Executive Vice President and Chief Financial Officer (principal financial	September 30, 2005
Raymond A. Link	officer)

/s/ Stephen F. Loughlin	Vice President of Finance (principal	September 30, 2005
Stephen F. Loughlin	accounting officer)

/s/ Michael J. Attardo	Director	September 30, 2005
Michael J. Attardo

/s/ Lawrence A. Bock	Director	September 30, 2005
Lawrence A. Bock

/s/ Wilfred J. Corrigan	Director	September 30, 2005
Wilfred J. Corrigan

/s/ Thomas F. Kelly	Director	September 30, 2005
Thomas F. Kelly

/s/ William W. Lattin	Director	September 30, 2005
William W. Lattin

/s/ Jan C. Lobbezoo	Director	September 30, 2005
Jan C. Lobbezoo

/s/ Gerhard H. Parker	Director	September 30, 2005
Gerhard H. Parker

/s/ James T. Richardson	Director	September 30, 2005
James T. Richardson

/s/ Donald R. VanLuvanee	Director	September 30, 2005
Donald R. VanLuvanee

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	1995 Stock Incentive Plan, as amended, previously filed as Exhibit 10.1 to the Form 8-K filed on May 25, 2005, and incorporated herein by reference.
4.2	Employee Share Purchase Plan, as amended, previously filed as Exhibit 10.2 to the Form 8-K filed on May 25, 2005, and incorporated herein by reference.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-5 of this Form S-8).